SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   April 8, 2009

 Zynex, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	33-26787-D	90-0275169
(State or other	(Commission	(I.R.S. Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

8022 Southpark Circle, Suite 100, Littleton, CO	80120
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number:  (303) 703-4906

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item. 8.01  Other Events

A lawsuit was filed against Zynex, its President and Chief Executive Officer and its Chief Financial Officer on April 6, 2009, in the United States District Court for the District of Colorado (Marjorie and David Mishkin v. Zynex, Inc. et al.).  The lawsuit refers to the April 1, 2009 announcement of Zynex that it will restate its unaudited financial statements for the first three quarters of 2008.  The lawsuit purports to be a class action on behalf of purchasers of Zynex securities between May 21, 2008 and March 31, 2009.  The lawsuit alleges, among other things, that the defendants violated Section 10 and Rule 10b-5 of the Securities Exchange Act of 1934 by making intentionally or recklessly untrue statements of material fact and/or failing to disclose material facts regarding the financial results and operating conditions for the first three quarters of 2008.  The plaintiff asks for a determination of class action status, unspecified damages and costs of the legal action.

Zynex believes that the allegations are without merit and will vigorously defend itself in the lawsuit.  Zynex has notified its directors and officers liability insurer of the claim.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zynex, Inc. (Registrant)

Date: April 8, 2009	By:	/s/ Fritz Allison
Fritz Allison Chief Financial Officer